DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	November 2024

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 10, 2024 to shareholders of record November 29, 2024, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2024 to October 31, 2025. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	November 2024		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.028	43%	$0.028	43%
Net Realized Short-Term Capital Gains	—	—	—	—
Net Realized Long-Term Capital Gains	0.037	57%	0.037	57%
Return of Capital (or Other Capital Source)	—	—	—	—

Total (per common share)	$0.065	100%	$0.065	100%

August 31, 2024
Average annual total return* on NAV for the 5 years	6.06%
Annualized current distribution rate as a percentage of NAV	8.59%
Cumulative total return on NAV for the fiscal YTD	28.21%
Cumulative fiscal YTD distributions as a percentage of NAV	7.15%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	December 2024

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 10, 2025 to shareholders of record December 31, 2024, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2024 to October 31, 2025. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	December 2024		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.011	17%	$0.040	31%
Net Realized Short-Term Capital Gains	—	—	—	—
Net Realized Long-Term Capital Gains	—	—	0.090	69%
Return of Capital (or Other Capital Source)	0.054	83%	—	—

Total (per common share)	$0.065	100%	$0.130	100%

November 30, 2024
Average annual total return* on NAV for the 5 years	8.44%
Annualized current distribution rate as a percentage of NAV	8.21%
Cumulative total return on NAV for the fiscal YTD	7.13%
Cumulative fiscal YTD distributions as a percentage of NAV	0.68%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	January 2025

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 10, 2025 to shareholders of record January 31, 2025, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2024 to October 31, 2025. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	January 2025		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.009	14%	$0.049	25%
Net Realized Short-Term Capital Gains	0.001	2%	0.002	1%
Net Realized Long-Term Capital Gains	0.055	84%	0.144	74%
Return of Capital (or Other Capital Source)	—	—	—	—

Total (per common share)	$0.065	100%	$0.195	100%

November 30, 2024
Average annual total return* on NAV for the 5 years	8.44%
Annualized current distribution rate as a percentage of NAV	8.21%
Cumulative total return on NAV for the fiscal YTD	7.13%
Cumulative fiscal YTD distributions as a percentage of NAV	0.68%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	February 2025

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 10, 2025 to shareholders of record February 28, 2025, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2024 to October 31, 2025. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	February 2025		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.027	42%	$0.075	29%
Net Realized Short-Term Capital Gains	—	—	0.003	1%
Net Realized Long-Term Capital Gains	0.032	49%	0.182	70%
Return of Capital (or Other Capital Source)	0.006	9%	—	—

Total (per common share)	$0.065	100%	$0.260	100%

November 30, 2024
Average annual total return* on NAV for the 5 years	8.44%
Annualized current distribution rate as a percentage of NAV	8.21%
Cumulative total return on NAV for the fiscal YTD	7.13%
Cumulative fiscal YTD distributions as a percentage of NAV	0.68%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, April 10, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on March 31, 2025 (ex-date March 31, 2025).

The following table sets forth the estimated amounts of the Fund’s March 2025 monthly distribution and its sources, payable April 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	March 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.019	28.9%	$0.096	29.4%
Net Realized Short-Term Capital Gains	0.003	6.0%	0.005	1.7%
Net Realized Long-Term Capital Gains	0.025	37.8%	0.218	67.2%
Return of Capital (or other Capital Source)	0.018	27.3%	0.006	1.7%

Total Distribution per common share	$0.065	100.0%	$0.325	100.0%

(1)	Fiscal year started November 1, 2024

As of February 28, 2025
Average annual total return on NAV for the 5 years*	9.09%
Annualized current distribution rate as a percentage of NAV	8.45%
Cumulative total return on NAV for the fiscal year	6.41%
Cumulative fiscal year distributions as a percentage of NAV	2.82%

*	Simple arithmetic average of each of the past five annual returns.

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, May 12, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on April 30, 2025 (ex-date April 30, 2025).

The following table sets forth the estimated amounts of the Fund’s April 2025 monthly distribution and its sources, payable May 12, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	April 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.003	4.4%	$0.098	25.2%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.038	58.8%	0.262	67.2%
Return of Capital (or other Capital Source)	0.024	36.8%	0.030	7.6%

Total Distribution per common share	$0.065	100.0%	$0.390	100.0%

(1)	Fiscal year started November 1, 2024

As of February 28, 2025
Average annual total return on NAV for the 5 years*	9.09%
Annualized current distribution rate as a percentage of NAV	8.45%
Cumulative total return on NAV for the fiscal year	6.41%
Cumulative fiscal year distributions as a percentage of NAV	2.82%

*	Simple arithmetic average of each of the past five annual returns.

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.